===============================================================================
                                UNITED  STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      FIRST NATIONAL LINCOLN CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
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                                     FNLC
                      First National Lincoln Corporation









March 21, 2003


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First National Lincoln Corporation ("the Company"), which will be held at St. Patrick's Parish Center, Academy Hill, Newcastle, Maine 04553, on Tuesday, April 29, 2003 at 11:00 a.m. Eastern Daylight Time. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and acted upon.
     This year we will be fixing the number of directors at ten and electing three directors. The Board of Directors unanimously recommends that you vote FOR each proposal. Your prompt completion and return of the proxy will be appreciated.
     It is important that you be represented at the Annual Meeting, regardless of the number of shares that you own or whether or not you are able to attend the meeting in person.
     Please take the time to review the material, mark, sign, date, and return the enclosed proxy in the envelope provided for your convenience.
     If you have any questions about matters discussed in the Proxy Statement, please contact me at 207-563-3195 or 1-800-564-3195, extension 2010. Your continued support of First National Lincoln Corporation is sincerely appreciated.


Very truly yours,

/s/ Daniel R. Daigneault

Daniel R. Daigneault
President and Chief Executive Officer

















                      First National Lincoln Corporation
         Post Office Box 940, Main Street, Damariscotta, Maine  04543










Notice of Annual Meeting of Shareholders
To Be Held Tuesday, April 29, 2003





To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of First National Lincoln Corporation, the one-bank holding company of The First National Bank of Damariscotta, will be held at St. Patrick's Parish Center, Academy Hill, Newcastle, Maine 04553, on Tuesday, April 29, 2003 at 11:00 a.m. Eastern Daylight Time, for the following purposes:
* To ratify the Board of Directors' vote to fix the number of directors at ten.
* To elect as directors of the Company the persons listed in the enclosed Proxy Statement dated March 21, 2003, for three-year terms.
* To transact such other business as may properly come before the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Charles A. Wootton

Charles A. Wootton, Clerk
Damariscotta, Maine

March 21, 2003


Regardless of the number of shares you own, your vote is important.
Whether or not you expect to attend the meeting, the prompt return of your proxy will save follow-up expenses and assure the proper representation of your shares.

Please mark, date, sign, and promptly return the enclosed proxy, using the postage-paid envelope provided.
You may revoke your proxy if you so desire at any time before it is voted.










                      First National Lincoln Corporation
         Post Office Box 940, Main Street, Damariscotta, Maine  04543





                               Proxy  Statement
                        Annual Meeting of Shareholders
                      To be Held Tuesday, April 29, 2003



     This Proxy Statement is being furnished to shareholders of First National Lincoln Corporation (the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Shareholders of the Company to be held at St. Patrick's Parish Center, Academy Hill, Newcastle, Maine 04553, on Tuesday, April 29, 2003, at 11:00 a.m. Eastern Daylight Time, and at any adjournment thereof for matters described in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on March 21, 2003. This solicitation is made by the Company, which will bear the expenses thereof.
     The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted for the nominees for Directors described herein and for approval of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as Proxies. Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company a written notice thereof (Charles A. Wootton, First National Lincoln Corporation, Post Office Box 940, 223 Main Street, Damariscotta, Maine 04543); (ii) submitting a duly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.
     Only shareholders of record at the close of business on March 10, 2003 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,419,762 shares of Common Stock of the Company, $0.01 par value per share, issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.


PROPOSAL 1: FIX THE NUMBER OF DIRECTORS AT TEN

     The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than five (5) nor more than twenty-five (25) persons as determined by the Board prior to each Annual Meeting, with Directors serving for "staggered terms" of three years. A resolution of the Board of Directors adopted pursuant to the Company's Bylaws has established the number of Directors at ten.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
TO RATIFY BOARD'S VOTE TO FIX THE NUMBER OF DIRECTORS AT TEN.



PROPOSAL 2: ELECTION OF DIRECTORS


     Set forth below is a list of the nominees for directors of the Company as proposed by the Board of Directors Nomination Committee. If any person named as nominee should be unwilling or unable to stand for election at the time of the Annual Meeting, the holder of the Proxy will vote for any replacement nominee or nominees recommended by the Board of Directors. Each person listed below has consented to be named as a nominee, and the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a Director if elected.

The following are nominees for three-year terms as Director Expiring in 2006:

     Daniel R. Daigneault has served as President, Chief Executive Officer and as a member of the Board of Directors of both the Company and The First National Bank of Damariscotta (the "Bank"), the Company's wholly owned subsidiary, since 1994. Prior to being employed by the Bank, Mr. Daigneault was Vice President, Senior Commercial Loan Officer and Chief Financial Officer at Camden National Bank, Camden, Maine. Mr. Daigneault is past Chairman of the Maine Bankers Association and past President of the Boothbay Region YMCA Board of Trustees.
     Dana L. Dow has served as a Director of the Company and the Bank since 1999. Mr. Dow is President of Dow Furniture, located in Waldoboro, Maine, which he purchased from his father in 1977 and Dow's Fine Furniture located in Rockland, Maine. Prior to purchasing Dow Furniture, Mr. Dow taught chemistry and physics at Medomak Valley High School.
     Robert B. Gregory has served as a Director of the Company and the Bank since 1987 and has served as Chairman of both the Company and the Bank since September 1998. Mr. Gregory has been a practicing attorney since 1980, first in Lewiston, Maine and since 1983 in Damariscotta, Maine.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE NOMINEES FOR DIRECTOR.


Directors Continuing in Office:


The following Directors' terms will expire in 2004:
     Bruce A. Bartlett has served as a Director of the Company since its organization in 1985 and as a Director of the Bank, since 1981. Mr. Bartlett served as President and Chief Executive Officer of the Company and the Bank until his retirement in 1994.
     Malcolm E. Blanchard has served as a Director of the Company since its organization in 1985 and has served as a Director of the Bank since 1976. Mr. Blanchard has been actively involved, either as sole proprietor or as a partner, in real estate development since 1970.
     Stuart G. Smith has served as a Director of the Company and the Bank since 1997. A resident of Camden, he and his wife own and operate Maine Sport Outfitters in Rockport and Lord Camden Inn and Bayview Landing in Camden, Maine. Mr. Smith is also on the board and part owner of the Mid Coast Recreation Center in Rockport. He also serves on the Five Town CSD High School Board and the SAD 28 Camden/Rockport School Board.





The following Directors' terms will expire in 2005:
     Katherine M. Boyd has served as a Director of the Company and the Bank since 1993. A resident of Boothbay Harbor, she owns the Boothbay Region Greenhouses with her husband. Ms. Boyd serves as Vice President of the Boothbay Region YMCA, and is chairperson of the YMCA Annual Fund Drive.
     Carl S. Poole, Jr. has served as a Director of the Company since its organization in 1985 and has served as a Director of the Bank since 1984. Mr. Poole is President, Secretary, and Treasurer of Poole Brothers Lumber, a lumber and building supply company with locations in Damariscotta, Pemaquid and Boothbay Harbor, Maine.
     David B. Soule, Jr. has served as a Director of the Company and the Bank since 1989. Mr. Soule has been practicing law in Wiscasset since 1971. He served two terms in the Maine House of Representatives, is a past President of the Lincoln County Bar Association and is a former Public Administrator, Lincoln County.
     Bruce B. Tindal has served as a Director of the Company and the Bank since 1999. Mr. Tindal formed and is owner of Tindal & Callahan Real Estate in Boothbay Harbor, which has been in operation since 1985. Mr. Tindal serves on the Board of Directors of the Boothbay Region Land Trust, the Lincoln County Board of Realtors and the St. Andrews Village Association. Mr. Tindal is also a member of the National Association of Realtors, the Maine Association of Realtors, the Council of Residential Specialists and the Boothbay Harbor Rotary Club.

     There are no family relationships among any of the Directors of the Company, and there are no arrangements or understandings between any Director and any other person pursuant to which that Director has been or is to be elected. No Director of the Bank or the Company serves as a Director on the board of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or that is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.


Security Ownership of Directors, Management and Principal Shareholders(1)

The following table sets forth the number of shares of common stock of the Company beneficially owned as of March 10, 2003 by (i) each person known by the Company to own beneficially more than five percent of the Company's common stock, (ii) each current director of the Company and nominee for a position on the Board, (iii) the named executive officers, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the directors, executive officers and shareholders owning more than five percent of the Company's stock has sole voting and investment power with respect to all shares of stock beneficially owned as set forth opposite his or her name.













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                                                               Shares   Percent
Owners of 5% or More                                            Owned     Owned
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Daniel P. & Edith I. Thompson                                 157,804     6.52%
20 Pounds Road
New Harbor, ME 04545
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Directors & Executive Officers
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Name                 Position                              Term Shares  Percent
Age(2)                                                  Expires  Owned    Owned
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Bruce A. Bartlett    Director of the Bank and the Company; 2004  8,571        *
69                   Chairman, Trust Committee
Malcolm E. Blanchard Director of the Bank and the Company; 2004 28,440    1.18%
68                   Chairman, Executive Committee
Katherine M. Boyd    Director of the Bank and the Company  2005 11,015        *
51
Daniel R. Daigneault President, Chief Executive Officer    2003 78,920(3) 3.26%
50                   and Director of the Bank and the Company
Dana L. Dow          Director of the Bank and the Company  2003  1,631        *
51
Robert B. Gregory    Chairman of the Boards of Directors   2003 14,856        *
49                   of the Bank and the Company
Carl S. Poole, Jr.   Director of the Bank and the Company; 2005 90,305    3.73%
57                   Chairman, Asset/Liability Committee
Stuart G. Smith      Director of the Bank and the Company; 2004 27,391    1.13%
50                   Chairman, Directors' Loan Committee
David B. Soule, Jr.  Director of the Bank and the Company; 2005  5,721        *
57                   Chairman,Audit Committees of the
                     Bank and the Company
Bruce B. Tindal      Director of the Bank and the Company  2005  1,985        *
52
F. Stephen Ward      Treasurer & Chief Financial Officer    n/a 26,965(3) 1.11%
49                   of the Company; Senior Vice President
                     and Chief Financial Officer of the
                     Bank; Principal of Pemaquid Advisors
Charles A. Wootton   Clerk of Company; Senior Vice          n/a  5,075(3)     *
46                   President Banking Services
                     Officer and Senior Loan Officer
                     of the Bank
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Total Ownership of all Directors and
Executive Officers as a group                                  335,848   13.88%
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* Less than one percent of total outstanding shares
(1)For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. In general, a person is deemed to be the beneficial owner of a security if he/she has or shares the power to vote or to direct the voting of the security or the power to dispose or direct the disposition of the security, or if he/she has the right to acquire beneficial ownership of the security within 60 days. The figure set forth includes director's qualifying shares owned by each person.
(2)As of December 31, 2002.
(3)Includes exercisable stock options.


Executive Officers

     Each Executive Officer of the Company and the Bank is identified in the following table, which also sets forth their respective ages, offices and periods served as an Executive Officer of the Company or the Bank:

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Name & Age(1)        Office & Position                            Period Served
-------------------------------------------------------------------------------
Daniel R. Daigneault President & Chief Executive Officer           1994 to date
50                   of the Company and of the Bank
F. Stephen Ward      Treasurer & Chief Financial Officer           1993 to date
49                   of the Company; Senior Vice President
                     and Chief Financial Officer of the
                     Bank; Principal of Pemaquid Advisors
Charles A. Wootton   Clerk of Company; Senior Vice President,      2000 to date
46                   Banking Services Officer and Senior
                     Loan Officer of the Bank
Walter F. Vietze     Senior Vice President and Senior              1984 to date
61                   Operations Officer of the Bank
Michael T. Martin    Senior Vice President and Credit              1993 to date
47                   Administration Officer of the Bank
Richard M. Elder     Vice President, Retail Services               2002 to date
37
Susan A. Norton      Vice President, Human Resources and           2002 to date
42                   Compliance
John E. Thien        Vice President, Controller                    2003 to date
53
William M. Hunter,II Managing Principal, Pemaquid Advisors         2003 to date
53
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(1) As of December 31, 2002

     Daniel R. Daigneault has served as President, Chief Executive Officer and as a member of the Board of Directors of both the Company and the Bank since 1994. Prior to being employed by the Company and the Bank, Mr. Daigneault was Vice President, Senior Commercial Loan Officer and Chief Financial Officer at Camden National Bank, Camden, Maine.
     F. Stephen Ward has served as Treasurer & Chief Financial Officer of the Company since 1994 and as Chief Financial Officer of the Bank since 1993. Mr. Ward has been employed by the Bank since 1990 and served as Assistant Vice President and Marketing Officer from 1990 to 1993. From 1978 to 1990 Mr. Ward was employed by Down East Enterprises, Inc.
     Charles A. Wootton has been employed by the Bank since January 2000. In 2001, Mr. Wootton was promoted to Senior Vice President for Banking Services and Senior Loan Officer. From 1981 to 2000 Mr. Wootton was employed by Camden National Bank, serving as branch manager, commercial loan and business development officer. In 1996, Mr. Wootton became Vice President responsible for branch administration.
     Walter F. Vietze has been employed by the Bank since 1984. From 1979 to 1984, Mr. Vietze was employed by Casco Bank, Portland, Maine. His primary responsibilities involved providing online banking services to correspondent banks. Prior to 1979, Mr. Vietze was affiliated with BayBanks in Massachusetts.
     Michael T. Martin has been employed by the Bank since 1993. In 2001, Mr. Martin was promoted to Senior Vice President for Credit Administration. He was employed by Fleet Bank from 1980 to 1992, and by Canal National Bank from 1977 to 1980. His primary responsibilities were in Loan Review and Credit Administration.
     Susan A. Norton became a member of the Executive Leadership Team in 2002 when she was promoted to Vice President Human Resources and Compliance. In 1995, Ms. Norton was the Assistant Compliance Officer and Education Officer. She also holds the position of Assistant Director of Strategic Planning and CRA Officer as well as being the Compliance Officer for the Company. Ms. Norton has been employed by the Bank since 1992.
     John E. Thien has been employed by the Bank since 2000. In 2001, he was promoted to Vice President, Controller. Prior to joining the Bank, Mr. Thien worked at Kingfield Bank as Chief Financial Officer.
     Richard M. Elder has served as Vice President Retail Services since 2000 and became a member of the Executive Leadership Team in 2002. Mr. Elder previously served as Manager of the Bank's Boothbay Harbor branch and Senior Commercial Loan Officer. Mr. Elder has been employed by the Bank since 1993.
     William M. Hunter, II joined the Company in 2001 with the merger of Pemaquid Advisors and White Pine Asset Management. In 2002, Mr. Hunter was named as Chief Investment Officer and in 2003 he was promoted to Managing Principal of Pemaquid Advisors. Prior to joining the Company, Mr. Hunter was Executive Vice President in charge of KeyCorp's national trust business.

     There are no family relationships among any of the Executive Officers, nor are there any arrangements or understandings between any Executive Officer and any other person pursuant to which that Executive Officer has been or is to be elected.
     The Federal Reserve Act permits the Bank to contract for or purchase property from any of its Directors only when such purchase is made in the regular course of business upon terms not less favorable to the Bank than those offered by others unless the purchase has been authorized by a majority of the Board of Directors not interested in the transaction. Similarly, the Federal Reserve Act prohibits loans to Executive Officers of the Bank unless such loans are on terms not more favorable than those afforded other borrowers and certain other prescribed conditions have been met.
     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors, Officers and principal shareholders of the Company and their affiliates. All such transactions have been made upon substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others. In the opinion of management, such loans have not involved more than the normal risk of collectibility nor have they presented other unfavorable features. The total amount of loans outstanding at December 31, 2002 to the Company's Directors, Executive Officers and their associates was $7,324,141, which constituted 2.21% of the Bank's total loans outstanding at that date.




















Executive Compensation

The table below sets forth cash compensation paid to the President & Chief Executive Officer as well as the Treasurer & Chief Financial Officer and the Senior Vice President/Senior Loan Officer during 2002, 2001 and 2000. No other Executive Officers of the Company received compensation in excess of $100,000 for the years ended December 31, 2002, 2001 and 2000.

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Name                                       Annual                    Long-Term
and                                     Compensation               Compensation
Principal                ----------------------------------------  ------------
Position                 Year      Salary     Bonus(1)    Other(2)   # Options
-------------------------------------------------------------------------------
Daniel R. Daigneault     2002   $ 230,000    $ 49,960    $ 19,217           -0-
President and CEO        2001   $ 195,000    $ 48,750    $ 14,660           -0-
                         2000   $ 184,000    $ 17,112    $ 14,005           -0-
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F. Stephen Ward          2002   $ 125,000    $ 25,000    $ 11,283           -0-
Treasurer and CFO        2001   $ 115,000    $ 10,560    $ 11,972           -0-
                         2000   $  85,000    $  8,670    $  5,387           -0-
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Charles A. Wootton       2002   $ 110,000    $ 22,720    $ 11,800         5,000
SVP and Senior Loan      2001   $  80,000    $ 11,200    $ 10,000           -0-
Officer                  2000   $  70,000    $  6,510    $  5,500         5,000
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(1) Bonuses are listed in the year earned and normally accrued. Such bonuses may be paid in the following year.
(2) Amounts shown include contributions paid by the Company to the respective accounts of the Named Executive Officers in the 401(k) Plan. In 2002 the
Company and the Bank contributed to the Bank's Savings and Investment Plan a matching amount for the salary deferred by Mr. Daigneault, Mr. Ward and Mr. Wootton equal to 3.0% of their respective earnings and a profit-sharing component of 3.0% of their respective earnings, which were subject to IRS regulations limiting the maximum amount of an officer's earnings eligible for matching or profit-sharing 401(k) contributions to $200,000. These percentages were equivalent to the 401(k) Plan match and profit sharing contributions made for all eligible employees. This figure also recognizes the value to the officers of a Company-provided vehicle.


Compensation of the Chief Executive Officer

     The Compensation Committee consists of four outside members of the Board of Directors. This Committee has the responsibility for conducting the annual evaluation and determining the compensation level of the Chief Executive Officer. The compensation of the Chief Executive Officer consists of a base salary plus a bonus, under an approved plan adopted for all employees of the Bank, and other cash bonuses which the Committee may deem appropriate based on the overall performance of the Chief Executive Officer and the achievement of prescribed goals. These goals are a combination of financial targets and corporate objectives such as implementation of the strategic plan, satisfactorily addressing issues identified as priorities by the banking regulators and overall performance of the management team and the Company. The financial goals pertain to profitability, loan and deposit growth as well as loan portfolio quality.
     The compensation philosophy of the Company for all management personnel is to pay a competitive base salary commensurate with salaries paid by other similar financial institutions, plus a short-term incentive bonus which is tied to the achievement of certain performance goals. In 1994, the Company instituted a formal performance-based compensation program called "Performance Compensation for Stakeholders". The overall objective of the program is to shift a portion of employee compensation from base salary to performance based payments. In 2002, total cash payout under this Stakeholder Performance Compensation program was 15.20% of the participating employees' base salaries.
     This performance compensation program's overall objective is to maximize the long-term viability of the Company and increase shareholder value. It addresses this by tying the bonus payout to multiple goals which include profitability, growth, productivity and loan quality. The guiding principle is to reach a balance of profitability, growth, productivity and loan quality which should have a positive impact on maximizing long-term shareholder value. It rewards current performance which contributes toward the achievement of long-term goals. Each year specific key performance indicators are chosen along with financial performance levels. In 2002 some of the indicators were: loan volume, deposit volume, non-performing loan levels, non-interest income, net interest income and operating expenses as a percentage of net income.
     The amount of base compensation potentially payable to the Chief Executive Officer and other executive officers was determined by reviewing independent salary surveys of compensation of officers for similar financial institutions located in New England. The committee took into consideration the actual salaries paid to Presidents and CEOs of these peer banks and the performance of the Company in comparison to this peer group in establishing the 2002 base salary for the Chief Executive Officer.
     The Chief Executive Officer is given annual goals relating to both financial performance and corporate objectives, which are established by the Committee pursuant to discussions with the Chief Executive Officer. On an annual basis, the Committee conducts a formal evaluation of the Chief Executive Officer, compares his performance to the established goals, assesses the overall performance of the Company and makes recommendations as appropriate.
     The Chief Executive Officer's base compensation for 2002 was reflective of the Company's overall financial performance in 2001, which, in the opinion of the Compensation Committee, was considered excellent. All 2001 goals set for the Chief Executive Officer were met or exceeded, which included reaching certain targets for asset growth, asset quality, and overall profitability. Taking these various factors into consideration and in recognition of his overall performance, the committee increased his base salary by $35,000 or 18.00% to $230,000 for 2002.
     The Chief Executive Officer's 2002 bonus compensation was 21.70% of base compensation, of which 15.20% was paid in accordance with the Company's Stakeholder Performance Compensation program for all employees. The additional bonus for 2002 is a reflection of the exceptional year the Company had in exceeding its financial performance goals, most notably a $1,014,000 increase in net income or 18.50% and a return on average equity of 16.34%.

         2002 Compensation Committee Members:
         Malcolm E. Blanchard, Chair
         Robert B. Gregory
         Carl S. Poole, Jr.
         Stuart G. Smith











Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     During 2002, Directors Gregory, Blanchard, Poole and Smith served as members of the Compensation Committee. No member of the Committee was, or ever has been, an officer or employee of the Company or the Bank. All Committee members are customers of and engage in banking transactions with the Bank in the ordinary course of business. As described in the section entitled "Certain Relationships and Related Transactions", all loans to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of Management, did not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation

     Each of the outside directors of the Bank, with the exception of the Chairman of the Board, received a director's fee in the amount of $500 for each meeting attended and $300 for each meeting attended of a committee of which the director is a member. The Chairman of the Board received an annual fee of $18,000. The Chairman of the Executive Committee also received a stipend of $4,500 in addition to meeting fees paid for meetings attended. Certain Board members were also paid fees for appraisals, consulting services and legal services, and such fees are on terms no more favorable to the recipient than are generally paid by the Bank for such services to other providers in the area. Fees paid by the Bank to its Directors as a group totaled $91,700 in 2002, but no fees are paid to Directors of the Company. President Daigneault, who is the only director who is also an officer of the Company, receives no additional compensation for serving on the Board of Directors of the Company or the Bank.
     The Company has three standing committees of the Board of Directors:
Audit, Options and Nominating. The Bank has seven standing committees of the Board of Directors: Executive, Audit, Asset/Liability, Trust, Directors' Loan, Compensation and Nominating. Certain members of management also serve on some committees. All directors attended at least 75% of Board meetings and meetings held by Committees of which they were members, and the aggregate attendance of Board and Committee meetings by all members of the Board of Directors in 2002 was in excess of 90%.






















Stock Option Plan

     In April 1995, the stockholders approved a Stock Option Plan. The purpose of the Stock Option Plan is to encourage the retention of key employees by facilitating their purchase of a stock interest in the Company and to align their interest with those of the shareholders. The 1995 Stock Option Plan provides for grants of options to purchase Company common stock and is administered by an Options Committee which consists of four outside directors. During 2002, 11,000 stock options were granted under the 1995 Stock Option Plan. The following table sets forth the status of the Stock Option Plan as of December 31, 2002:

-------------------------------------------------------------------------------
Options approved by Shareholders                                  200,000
-------------------------------------------------------------------------------
   Options granted                                               (194,000)
   Options forfeited                                                7,000
-------------------------------------------------------------------------------
Ungranted options remaining                                        13,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Outstanding                     Weighted average                Number of
unexercised options               exercise price                  options
-------------------------------------------------------------------------------
   Exercisable                           $  9.55                   68,300
   Non-exercisable                         19.12                   36,500
-------------------------------------------------------------------------------
                                         $ 12.88                  104,800
-------------------------------------------------------------------------------


     2002 Option Committee Members:
     Malcolm E. Blanchard, Chair
     Robert B. Gregory
     Carl S. Poole, Jr.
     Stuart G. Smith























Long-Term Compensation

     Long-term compensation may be distinguished from annual compensation by the time frame for which performance results are measured to determine awards. While annual compensation covers a calendar year, long-term compensation is provided through the Company's stock option plan, which covers a period of two to ten years. The following table sets forth information with respect to the named executives and all other employees concerning grants of stock options during 2002:

-------------------------------------------------------------------------------
Option Grants During the Year Ended December 31, 2002
-------------------------------------------------------------------------------
                               % of                        Potential realizable
                 Number of  options                      value at assumed rates
                securities  granted  Exercise             of stock appreciation
                underlying       in     price                for option term(1)
                   options   fiscal       per  Expiration ---------------------
                   granted     year   Share(2)       Date         5%        10%
-------------------------------------------------------------------------------
Daniel R. Daigneault   -0-     0.0%   $   -0-           -  $     -0-  $     -0-
F. Stephen Ward        -0-     0.0%   $   -0-           -  $     -0-  $     -0-
Charles A. Wootton   5,000    45.5%   $ 28.00      4/2012  $  88,000  $ 223,000
All other employees  6,000    54.5%   $ 28.00      4/2012  $ 106,000  $ 268,000
-------------------------------------------------------------------------------
All                 11,000   100.0%   $ 28.00      4/2012  $ 194,000  $ 491,000
-------------------------------------------------------------------------------
1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates compounded over a 10-year period as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's common stock. The gains reflect a future value based upon growth at these prescribed rates. The values have not been discounted to present value. It is important to note that options have value to the listed executive and to all option recipients only if the stock price advances beyond the exercise price shown on the table during the effective option period.
2) Under the Stock Option Plan, the exercise price may not be less than the fair market value of the common stock on the date the option is granted.

     The following table sets forth information with respect to exercisable and unexercisable options held as of December 31, 2002:

-------------------------------------------------------------------------------
Aggregated Option Exercises in 2002 and December 31, 2002 Option Values
-------------------------------------------------------------------------------
                                          Number of
                                   securities underlying   Value of unexercised
                                     unexercised options       in-the-money
                       Shares            at year end        options at year end
                     acquired         ------------------  ---------------------
                           on    Value   Exer-  Unexer-       Exer-     Unexer-
                     exercise realized cisable  cisable     cisable     cisable
-------------------------------------------------------------------------------
Daniel R.  Daigneault  35,000 $798,000  31,000   12,000  $  729,000  $  238,000
F. Stephen Ward           -0-      -0-  10,500    2,500     209,000      31,000
Charles A. Wootton        -0-      -0-   5,000   10,000      74,000      92,000
All other employees     8,200  165,000  21,800   12,000     486,000      91,000
-------------------------------------------------------------------------------
All optionees          43,200 $963,000  68,300   36,500  $1,498,000  $  452,000
-------------------------------------------------------------------------------
Description of the Company's Benefit Plans

     The Company has reserved 160,000 shares of its common stock to be made available to directors and employees who elect to participate in the directors' deferral, employee stock purchase, or 401(k) savings and investment plans. As of December 31, 2002, 110,523 shares had been issued pursuant to these plans, leaving 49,477 shares available for future issuance. The issuance price is based on the market price of the stock at issuance date.
     All shares issued under the 401(k) savings and investment plans are issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), contained in Section 3(a)(11) thereof and Rule 147 promulgated thereunder. During the period ending nine months after the date of issuance of these shares, these shares may be transferred only to residents of the State of Maine. Each certificate issued for these plan shares bears a legend referring to this restriction.
     Shares issued under the employee stock purchase plan prior to September 11, 1998, were issued pursuant to exemptions from registration under Section 3(a)(11) and Rule 147 of the Securities Act. Shares issued under the employee stock purchase plan on or after September 11, 1998, have been issued pursuant to a registration statement filed under the Securities Act. The members of the Board of Directors and certain officers of the Company, who may be deemed to be "affiliates", may resell shares of the Company's common stock purchased or acquired under this plan only in accordance with certain restrictions imposed by the Securities Act and Rule 144 promulgated thereunder.
     The Bank's 401(k) Plan (The First National Bank of Damariscotta Savings and Investment Plan) is the Bank's sole retirement plan, and was modified in 1996 after termination of the Bank's traditional defined benefit pension plan. It is available to any employee who has attained the age of 21 and completed six months of continuous service. Employees may contribute up to 50.0% of their compensation (not to exceed $11,000 if under age 50 and $12,000 if over age
50), and the Bank may provide a match of up to 3.0% of compensation. Subject to a vote of the Board of Directors, the Bank may also make a profit-sharing contribution to the Plan, and in 2002 this contribution equaled 3.0% of each eligible employee's compensation. The 401(k) Plan is administered by a special committee appointed by the Board of Directors.
     Employee contributions are 100% vested at all times, while employer contributions are vested over a five-year period. Upon termination of employment for any reason, a plan participant may receive his or her contribution account and earnings allocated to it, as well as the vested portion of his or her employer-matching account and earnings allocated to it. Non-vested amounts are forfeited and are used by the Bank to help defray plan administration expenses incurred by the Bank. The Bank paid $95,000 in matching contributions and $121,000 in profit-sharing contributions to this plan in 2002. Plan participants may direct the trustees of the 401(k) Plan to purchase specific assets for their accounts from a selection which includes seven mutual funds as well as the Company's stock. As of December 31, 2002, 57,321 shares of the Company's stock had been purchased by the 401(k) Plan at the direction of plan participants.
     The Bank instituted an employee stock purchase plan effective February 1, 1987, and the Board of Directors has allocated 80,000 shares of stock to be available for purchase under this plan. Employees who have been employed by the Bank for three consecutive calendar months are eligible to purchase shares on a quarterly basis through payroll deduction. The price per share for shares sold pursuant to the plan is defined as the closing price on the day the shares are purchased. As of December 31, 2002, 53,202 shares of the Company's stock had been purchased pursuant to the plan.
     The Bank provides all full-time employees with group life, health, and long-term-disability insurance through the Independent Bankers' Employee Benefits Trust of Maine. A Flexible Benefits Plan is available to all full-time employees after satisfying eligibility requirements and to part-time employees scheduled to work 20 or more hours a week.
     The Bank also sponsors an un-funded, non-qualified supplemental retirement plan for certain officers. The plan provides supplemental retirement benefits payable in installments over 20 years upon retirement or death. The costs for this plan are recognized over the service lives of the participating officers. The projected retirement benefit for Mr. Daigneault, assuming he remains employed by the Bank until normal retirement age of 65, is $169,329 per year, with such payments beginning in the year 2017. The projected retirement benefit for Mr. Ward, assuming he remains employed by the Bank until normal retirement age of 65, is $61,127 per year, with such payments beginning in the year 2018. The expense for all participants in this supplemental plan was $112,000 in 2002, $141,000 in 2001, and $123,000 in 2000. As of December 31, 2002 and 2001,
the accrued liability of this plan was $591,000 and $484,000, respectively.
     On December 15, 1994, the Company's board of directors adopted a Stock Option Plan (the "Option Plan") for the benefit of officers and other full-time employees of the Company and the Bank. This plan was approved by the Company's shareholders at the 1995 Annual Meeting. Under the Option Plan, 200,000 shares (subject to adjustment to reflect stock splits and similar events) are reserved from the authorized but unissued common stock of the Company for future issuance by the Company for exercise of stock options granted to certain key employees of the Company and the Bank from time to time. The purpose of the Option Plan is to encourage the retention of such key employees by facilitating their purchase of a stock interest in the Company. The Option Plan is intended to provide for the granting of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees of the Company or the Bank.
     The Option Plan is administered by the Options Committee of the Company's board of directors, which is comprised solely of directors who are ineligible to receive grants of stock options under the Option Plan and who have not received grants of options within the 12 months preceding their appointment to the Options Committee. The Options Committee selects the employees of the Bank and the Company to whom options are to be granted and designates the number of options to be granted. The Option Plan may be amended only by the vote of the holders of a majority of the Company's outstanding common stock if such amendment would increase the number of shares available for issuance under the Option Plan, change the eligibility criteria for grants of options under the Option Plan, change the minimum option exercise price or increase the maximum term of options. Other amendments may be effected by the Options Committee.
     Employees selected by the Options Committee receive, at no cost to them, options under the Option Plan. The option exercise prices are equal to or exceed the fair market value of the shares on the date of the grant, and no option is exercisable after the expiration of 10 years from the date it is granted. The fair market value of the shares is determined by the Options Committee as specified in the Option Plan. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution, and the option may be exercised only by the employee during the employee's lifetime. After an employee's death, options may be exercised by the employee's estate or heirs up to one year following the date of death. Code
Section 422 limits option grants by providing that during the term of the Option Plan, no grant may be made to any employee owning more than 10% of the Company's outstanding shares unless the exercise price is at least 110% of the underlying shares' fair market value and such option is not exercisable more than five years following the option grant. The aggregate fair market value of the stock for which any employee may be granted incentive stock options which are first exercisable in any calendar year may generally not exceed $100,000.
     While generally no options may be exercisable before the second anniversary of the grant date, in the event of a change in control involving the Company all options (other than those held by officers or directors of the Company or the Bank for less than six months) shall become immediately exercisable. Also, an employee whose employment is terminated in connection with or within two years after such a change in control event shall be entitled to exercise all options for up to three months following the date of termination; provided that options held by officers or directors shall not be exercisable until six months after the grant date. Employees whose services are terminated, other than following a change in control as described above, shall thereupon forfeit any options held; provided, however, that following termination due to disability an employee shall be entitled to exercise options for up to one year (provided, further, that officers may exercise only with respect to options held for at least six months).
     The Company receives no monetary consideration for the granting of incentive stock options. Upon the exercise of options, the Company receives payment in cash from optionees in exchange for shares issued. No federal income tax consequences are incurred by the Company at the time incentive stock options are granted or exercised, unless the optionee incurs liability for ordinary income tax treatment upon exercise of the option, as discussed below, in which event the Company would be entitled to a deduction equal to the optionee's ordinary income attributable to the options. Provided the employee holds the shares received on exercise of a stock option for the longer of two years after the option was granted or one year after it was exercised, the optionee will realize capital gains income (or loss) in the year of sale in an amount equal to the difference between the sale price and the option exercise price paid for shares. If the employee sells the shares prior to the expiration of the period, the employee realizes ordinary income in the year of disposition equal to the difference between the fair market value of the shares on the date of exercise and the exercise price and capital gains income (or loss) equal to the difference (if any) between the sale price of the shares and the fair market value of the shares on the date of exercise.
     In addition to the tax consequences discussed above, the excess of the option price over the fair market value of the optioned stock at the time of option exercise is required to be treated by an incentive optionee as an item of tax preference for purposes of the alternative minimum tax.

Performance Graph

     Set forth below is a line graph comparing the five-year cumulative total return of $100.00 invested in the Company's common stock ("FNLC"), assuming reinvestment of all cash dividends and retention of all stock dividends, with a comparable amount invested in the Standard & Poor's 500 Index ("S&P 500") and the NASDAQ Combined Bank Index ("NASD Bank"). The NASD Bank index is a capitalization-weighted index designed to measure the performance of all NASDAQ stocks in the banking sector.

The following information is presented in a line graph in the printed form
10_K:

-------------------------------------------------------------------------------
Performance graph data   1997      1998      1999      2000      2001      2002
-------------------------------------------------------------------------------
FNLC                   100.00    166.18    123.71    123.03    184.42    271.97
NASD Bank              100.00     88.23     81.19     93.10    102.48    107.11
S&P 500                100.00    128.34    155.08    141.08    124.36     96.87
-------------------------------------------------------------------------------








ADDITIONAL INFORMATION


Principal Accountants

Berry, Dunn, McNeil & Parker (BDMP) was selected as First National Lincoln Corporation's principal accountants for 2002. Representatives of BDMP are expected to be present at the shareholders' meeting, will have an opportunity to make a statement at such meeting if they desire to do so, and will be available to respond to appropriate questions.

Disclosure of Audit Fees

Audit Fees. The aggregate fees of BDMP for the audit of First National Lincoln Corporation's financial statements at and for the year ended December 31, 2002 and reviews of First National Lincoln Corporation's Quarterly Reports on Form 10-Q were $48,340, of which an aggregate amount of $24,500 has been billed through December 31, 2002.

Financial Information Systems Design and Implementation Fees. No services were rendered by BDMP to First National Lincoln Corporation for the year ended December 31, 2002 for financial information systems design and implementation.

All Other Fees. The aggregate fees for services other than those discussed above rendered by BDMP to First National Lincoln Corporation for the year ended December 31, 2002 were $45,280, of which an aggregate amount of $36,280 has been billed through December 31, 2002.

The audit committee has considered the compatibility of the non-audit services furnished by BDMP with the firm's need to be independent. BDMP did not provide any internal audit services to the Company in 2002.

Audit Charter

First National Lincoln Corporation published its Audit Charter in the 2001 Proxy Statement.
























Report of the Audit Committee

March 21, 2003

To the Board of Directors of First National Lincoln Corporation:

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ stock market.

/s/ David B. Soule

David B. Soule, Audit Committee Chairman

/s/ Robert B. Gregory

Robert B. Gregory

/s/ Dana L. Dow

Dana L. Dow





















Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them in 2002.

Information About Stockholder Proposals

     If you wish to submit proposals to be included in the Company's 2004 proxy statement for the 2004 Annual Meeting of Stockholders, the Company must receive them by December 31, 2003, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain standards as to which stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC.
     In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:
* You must be a stockholder of record and have given timely notice in writing to the Clerk of the Company.
* Your notice must contain specific information required in the Company's
Bylaws.

Accessing Company Financial Statements and Reports

     An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. Shareholders may obtain a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, without charge. Written requests should be directed to F. Stephen Ward, Treasurer, at P.O. Box 940, Damariscotta, ME 04543. First National Lincoln Corporation is in the process of developing a new website which is scheduled to be operational by May 1, 2003. All press releases, SEC filings and other reports or information issued by the Company will be available at: www.firstnationallincolncorp.com. Prior to this date, all SEC filings are accessible at the Commission's website: www.sec.gov.

Other Matters

     The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of Management.


By Order of the Board of Directors

/s/Charles A. Wootton

Charles A. Wootton, Clerk
Damariscotta, Maine

March 21, 2003

                      FIRST NATIONAL LINCOLN CORPORATION
         Post Office Box 940, Main Street, Damariscotta, Maine  04543


                                     PROXY


This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint Daniel R. Daigneault and F. Stephen Ward as Proxies, each with power to appoint a substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned as of the close of business on March 10, 2003, at the Annual Meeting of Stockholders to be held on April 29, 2003, or at any adjournment thereof.

1. To ratify the Board of Directors' vote to fix the number of Directors at ten.
____For     ____Against     ____Abstain

2. To elect as directors of the Company the three persons listed for a three-year term:
     Daniel R. Daigneault     Dana L. Dow     Robert B. Gregory
_____Vote for all Listed Nominees
_____Authority to Vote for Directors is Withheld
_____Vote for Listed Nominees Except the Following:

Instruction: to withhold authority to vote for any individual Nominee(s), write the name(s) of the Nominee(s) in the space provided above.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, AND 2 AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please date and then sign exactly as name appears above. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.


Date __________________________________________________ 2003


Signature___________________________________________________


Signature___________________________________________________


Please mark this proxy and return in the enclosed self addressed stamped envelope